EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-8 No. 333-177845, pertaining to the Imperva, Inc. 2003 Stock Option Plan, the Imperva, Inc. 2011 Stock Option and Incentive Plan and the Imperva, Inc. 2011 Employee Stock Purchase Plan,
(2)	Form S-8 No. 333-179552, pertaining to the Imperva, Inc. 2011 Stock Option and Incentive Plan and the Imperva, Inc. 2011 Employee Stock Purchase Plan,
(3)	Form S-8 No. 333-186779, pertaining to the Imperva, Inc. 2011 Stock Option and Incentive Plan and the Imperva, Inc. 2011 Employee Stock Purchase Plan,
(4)	Form S-8 No. 333-194208, pertaining to the Imperva, Inc. 2011 Stock Option and Incentive Plan and the Imperva, Inc. 2011 Employee Stock Purchase Plan,
(5)	Form S-8 No. 333-194955, pertaining to the Incapsula, Inc. 2010 Stock Incentive Plan and the SkyFence Networks Ltd. 2013 Share Incentive Plan,
(6)	Form S-8 No. 333-198216, pertaining to the Imperva, Inc. Inducement Stock Option Plan and Agreement and the Imperva Inc. Inducement Restricted Stock Unit Plan and Agreement,
(7)	Form S-8 No. 333-202423, pertaining to the Imperva, Inc. 2011 Stock Option and Incentive Plan and the Imperva, Inc. 2011 Employee Stock Purchase Plan,
(8)	Form S-8 No. 333-206243, pertaining to the Inducement Stock Option Plan and Agreement and the Inducement Restricted Stock Unit Plan and Agreement, and
(9)	Form S-8 No. 333-207825, pertaining to the Imperva, Inc. 2015 Equity Inducement Plan
(10)	Form S-8 No. 333-211221, pertaining to the Imperva, Inc. 2011 Stock Option and Incentive Plan, as amended, and the Imperva, Inc. 2011 Employee Stock Purchase Plan
(11)	Form S-8 No. 333-217756, pertaining to the Imperva, Inc. 2011 Stock Option and Incentive Plan, as amended and the 2011 Employee Stock Purchase Plan
(12)	Form S-8 No. 333-219850, pertaining to the Imperva, Inc. 2015 Equity Inducement Plan, as amended
(13)	Form S-8 No. 333-222380, pertaining to the Imperva, Inc. 2015 Equity Inducement Plan, as amended of our reports dated February 23, 2018, with respect to the consolidated financial statements of Imperva, Inc., and the effectiveness of internal control over financial reporting of Imperva, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

San Jose, California

February 23, 2018